D-Wave Names Sharon Holt to Board of Directors
Board appointment further supports company’s aggressive go-to-market efforts amid accelerating adoption of its annealing quantum computing solutions

PALO ALTO, Calif. --- November 25, 2024 -- D-Wave Quantum Inc. (NYSE: QBTS), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced the appointment of Sharon Holt to its board of directors. The appointment comes on the heels of the October 2024 additions of John DiLullo and Rohit Ghai to the D-Wave board, as the company continues to usher in the era of commercial quantum computing.

Holt is a seasoned technology executive, investor, and board director with extensive global industry experience in semiconductors, embedded technologies, and intellectual property. Her executive roles have spanned business unit leadership, P&L ownership, business development, sales, marketing and engineering. Holt has served as a principal at Fraser Stuart Ventures, LLC, a private investment and advisory firm since 2016. Prior to that, she served as senior vice president and general manager of the semiconductor business group at Rambus Inc., a leading technology development and licensing company. Prior to Rambus, Holt held executive roles at Agilent Technologies and HP. She serves on the board of directors of Infinera Corp., a publicly traded industry-leading supplier of intelligent transport network solutions, and previously served as chairman of the board of directors of Immersion Corporation, a publicly traded developer of haptics technology for cell phones and other devices.

“We’re witnessing the onset of a new era of computation, as quantum shifts from an experimental technology to an essential solution for any organization looking to solve its toughest problems,” said Holt. “As the world’s first commercial quantum computing company, D-Wave is at the forefront of this quantum transformation, and I’m looking forward to supporting the company as it helps customers harness the power of quantum for measurable impact today.”

“We’re excited to welcome Sharon to the D-Wave board, as the company aggressively increases its efforts to fuel the global adoption of annealing quantum computing,” said Steve West, chair of the D-Wave board. “Her proven business leadership coupled with a background in successful go-to-market strategies are well-suited for maximizing impact of the company’s growth initiatives.”

“D-Wave’s opportunity is significant, supported by remarkable product development, rapidly growing customer adoption and ongoing scientific advancements,” said Dr. Alan Baratz, CEO of D-Wave. “Sharon’s addition to the board is perfectly timed to help the company capitalize on its immediate advantages while building a solid and profitable business for the long-term.”
About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modelling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
D-Wave Alex Daigle
media@dwavesys.com

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